Exhibit 99.1

BioSig Submits Application to Systems for Award Management (SAM) with U.S. Government

Registration would provide Company access to business with the federal government, including contract and grant opportunities

Westport, CT, July 10, 2020 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (BSGM) (“BioSig” or the “Company”), a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that the Company has submitted its application to Systems for Award Management (SAM).

Upon completion of its registration with SAM, BioSig, along with its majority owned subsidiary ViralClear, will become eligible to conduct business with the federal government. This includes the ability to apply and be awarded government contracts, assistance and grant programs. Additionally, government agencies will be able to search for BioSig when contracts that fit the Company become available.

BioSig expects to receive its Commercial and Government Entity (CAGE) code, required to begin business operations with the federal government, within the next two weeks.

About SAM

The System for Award Management (SAM) is a federal government owned and operated free website that consolidates the capabilities in Central Contractor Registration (CCR)/FedReg, Online Representations and Certifications Applications (ORCA) and the Excluded Parties List System (EPLS). Both current and potential government vendors are required to register in SAM in order to be awarded contracts by the government. SAM allows government agencies and contractors to search for companies based on ability, size, location, experience, ownership, and more. SAM allows users to search for firms certified by the SBA under the 8(a) Development and Hubzone Programs. SAM validates the vendor's information and electronically shares the secure and encrypted data with the federal agencies' finance offices to facilitate paperless payments through electronic funds transfer (EFT). Additionally, SAM shares the data with government procurement and electronic business systems.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com). The Company’s first product, PURE EP(tm) System, is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133